EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of As Seen on TV, Inc. on Form S-8 to be filed on or about April 3, 2013 of our report dated June 29, 2012, on our audits of the consolidated financial statements as of March 31, 2012 and 2011 and for each of the years in the two-year period ended March 31, 2012, which report was included in the Annual Report on Form 10-K filed June 29, 2012.

/s/ EISNERAMPER LLP

Edison, NJ

April 3, 2013